INTERNET MARKETING SERVICES AGREEMENT

     This Internet Marketing Services Agreement (this "Agreement") is made and entered into effective as of the 22nd day of August, 2006, by and between DynaSig Corporation, an Arizona Corporation with a place of business at 1711 W. Greentree Dr., Ste 116, Tempe, AZ 85284 ("DS" or "Company"), and AXT MEDIA GROUP, LLC, an Arizona Limited Liability Company with a place of business at 1515 W. University Drive, Ste 103, Tempe, Arizona 85281 ("AXTM").

                                    RECITALS:

     A. DS is in the business of manufacturing, distributing and selling biometric signature technologies and products.

     B. AXTM is in the business of managing and operating Internet-based sales and marketing programs on behalf of product manufacturers and exclusive distributors.

     C. DS desires to engage AXTM, and AXTM desires to be so engaged, to provide services to market DS products in the above-mentioned areas of expertise.

                                   AGREEMENT:

     Now, therefore, in consideration of the promises and mutual agreements set forth herein, DS and AXTM hereby agree as follows:

1.     ENGAGEMENT

     (a) During the term of this Agreement, DS hereby engages AXTM, and AXTM agrees to be so engaged, as the exclusive provider of online marketing services
for the DS product line.   These services (the "Services") include: (i)
developing and executing a strategy for marketing and selling products manufactured by, manufactured for, licensed to and/or imported by DS (the "Products") via an integrated Internet-based ecommerce and affiliate marketing platform; (ii) managing the fulfillment of orders, customer service email inquiries, processing returns and credits to customer accounts for sales that arise due to AXTM's marketing efforts. AXTM is solely responsible for determining the manner in which the Services are to be provided; provided, however, that AXTM should provide the Services in accordance with standards reasonably acceptable to DS.

     (b) DS acknowledges that AXTM's performance of the Services may be dependent on timely decisions and approvals by DS and AXTM shall be entitled to rely on all decisions and approvals of DS in connection with the Services. Further, DS acknowledges that AXTM will be relying upon the information that DS provides and DS represents and warrants that such information is and shall be true, accurate and complete. Because of the importance of such information to AXTM's satisfactory performance of the Services, DS agrees to release AXTM and its personnel from any liability and costs relating to the Services attributable to any false, inaccurate or incomplete information provided by DS.

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     (c)     Title. Title to the Products remains in the name of DS until transferred to a purchaser. If AXTM is in possession of any of DS's Bio-Pen inventory to facilitate timely shipping or if AXTM is in receipt of returned goods including Bio-Pens, AXTM is responsible for such DS inventory and if such inventory cannot be accounted for, AXTM will pay DS on demand 50% of the MSRP of a Bio-Pen Lockbox Personal Package. During regular business hours DS will have the right with reasonable notice to audit any inventory held by AXTM.

2.     ENGAGEMENT TERMS

     (a) AXTM shall manage online sales and marketing activities as the only "Company Authorized Online Fulfillment Agent" of DS's standard Products. The delivery territory is limited to domestic (placecountry-regionU.S. - 50 states) addresses.

     (b) Upon request DS, in its sole discretion, may provide AXTM Product inventory to facilitate AXTM's engagement. AXTM is responsible for such inventory including any claims of loss including but not limited to theft, damage or mysterious disappearance. DS will have the right to deduct any losses from any fees due AXTM.

     (c) DS shall setup an online merchant account for the exclusive use of AXTM (the "Revenue Account").

     (d) AXTM shall cooperate with DS to allow DS to reconcile the Revenue Account before the 15th day of each month relating to the previous month's Product sales activities (the "Monthly Reconcilement").

     (e) DS shall pay AXTM a service fee (the "Base Service Fee") calculated to be 50% of the Company's stated MSRP plus any shipping revenues less any AXTM expenses. In the event that DS offers to wholesale customers and/or retail distributors a price that is less than 50% of MSRP, then DS will inform AXTM and evaluate the Base Service Fee. Any volume discounts or inducement discounts or sample and promotion programs not authorized by DS under paragraph 4(b) below shall be the responsibility of AXTM.

     (f) AXTM shall be able to accept returns based on a DS approved customary standard returns acceptance policy, unless other terms are agreed to in writing.

     (g) Payment of the Base Service Fee. DS will pay AXTM the Base Service Fee within five days after the receipt of the Monthly Reconcilement. AXTM will have access to the Revenue Account detail (online at any time) and the right to audit the Revenue Account quarterly.

4.     EXPENSES

     (a) AXTM shall have sole discretion as to the type and nature of expenses that arise as a result of providing the Services, and DS shall have no obligation to reimburse AXTM for any out-of-pocket expenses associated with providing the Services, unless otherwise mutually agreed to by both parties and evidenced in writing.


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(b)     Samples and Promotions.  Developing any proposed sample and promotion programs are the responsibility of AXTM. Any such programs have to be approved by DS, but regardless should be a reduction in the AXTM Base Service Fee.

5.     WARRANTY

     (a) AXTM warrants that the Services will be performed in a professional and workmanlike manner. AXTM does not warrant and will not be responsible for the performance of any third party product or service. The preceding is AXTM's only warranty concerning the Services and is made expressly in lieu of all other warranties and representations, express or implied, including, without limitation, any implied warranties of merchantability, fitness for a particular purpose or otherwise.

     (b) DS acknowledges and agrees that its ability to achieve the full benefit of the Services is largely dependent on numerous financial, market and other factors not within AXTM's control. Accordingly, AXTM does not warrant or guarantee that the benefits expected to be derived from the Services will actually be achieved.

6.     AXTM'S COVENANTS

     (a) AXTM, its employees and agents will comply at all times with all applicable laws and regulations of any jurisdiction in which Services are provided and with all applicable DS rules, policies and standards.

     (b) AXTM, its employees and agents will comply at all times with all security provisions in effect from time to time at DS's premises with respect to access to premises and materials and information belonging to DS.

     (c) AXTM is legally authorized to engage in business in the placecountry-regionUnited States and will provide DS satisfactory evidence of such authority upon request.

7.     CONFIDENTIALITY

     During the course of performance of this Agreement, each party may be given access to information (regardless of whether in oral, written, electronic, digital, magnetic or other form or media) that relates to the other's past, present, and future research, development, business activities, customers, products, services, and technical knowledge, and has been identified as proprietary or confidential ("Confidential Information"). In connection therewith, the following subsections shall apply:

     (a) Confidential Information of the other party may be used by the receiver only in connection with the Services.

     (b) Each party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind. Access to the Confidential Information shall be restricted to those of DS's and AXTM's personnel engaged in a use permitted hereby.


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
(c) Confidential Information may not be copied or reproduced without the discloser's prior written consent.

     (d) All Confidential Information made available hereunder, including copies thereof (regardless of whether in written, electronic, digital, magnetic or other form or media), shall be returned or destroyed (including deleting such information from all computer systems) upon the first to occur of (i) termination of this Agreement or (ii) request by the discloser.

     (e) Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement.

     (f) In the event either party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the other party, it shall promptly notify the other party and tender to it defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the recipient shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. If requested by the disclosing party, the recipient shall cooperate (at the expense of the disclosing party) in the defense of a demand.

8.     INDEMNIFICATION

     (a) Each party (an "Indemnifying Party") shall indemnify and hold the other party, its employees and agents (each, an "Indemnified Party"), harmless from and against all claims, demands, loss, damage or expense, including reasonable attorneys' fees (collectively, "Losses"), to the extent such Losses are caused by the negligence, willful acts or omissions or breach of this Agreement of or by the Indemnifying Party and except to the extent such Losses are caused by the negligent or willful acts or omissions of the Indemnified Party.

     (b) To receive the foregoing indemnity, the Indemnified Party must promptly notify the Indemnifying Party in writing of a claim or suit and provide reasonable cooperation (at the Indemnifying Party's expense) and full authority to defend or settle the claim or suit. Neither party shall have any obligation to indemnify the other under any settlement made without its written consent.

9.     TERM AND TERMINATION

     (a) The term of this Agreement shall commence on the date hereof and shall continue for a period of two years unless sooner terminated in accordance with the provisions hereof. If not terminated in accordance with the provisions hereof, the term of this Agreement shall be extended for successive one-year periods upon the second anniversary hereof and on each one-year anniversary thereafter.

     (b) DS may terminate this Agreement without cause no earlier than six months after the effective date of this Agreement. In the event that DS elects to terminate without cause under
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
this provision, DS shall be required to provide 30 days written notice, and continue to accept orders for Products from AXTM until effective date of termination.

     (c) Either party may, upon 30 days written notice identifying specifically the basis for such notice, terminate this Agreement for breach of a material term or condition of this Agreement, provided the breaching party shall not have cured such breach within the 30-day period.

     (d) Sections 7, 8, 9, 11 and 12 of this Agreement shall survive termination of this Agreement for any reason.

10.     INDEPENDENT CONTRACTOR

     (a) AXTM is and shall remain an independent contractor and AXTM acknowledges, and confirms to DS, its status as that of an independent contractor. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employment relationship between the parties for any purpose, including but not limited to taxes or employee benefits. AXTM shall be solely responsible for payment of any and all employment related taxes, insurance and employee benefits with respect to AXTM's personnel.

     (b) AXTM shall provide the Services utilizing its owned, leased and/or licensed equipment, technologies and resources. Nothing herein shall be deemed or construed to be a transfer of ownership, control or rights to equipment, technologies, and/or resources from AXTM to DS.

11.     GOVERNING LAW; VENUE

     This Agreement shall be governed by and construed in accordance with the laws of the State of placeStateArizona, without reference to choice of law principles. The parties agree to bring any actions related to this Agreement only in the state and federal courts sitting in placeCityMaricopa County, StateArizona.

12.     LIMITATION OF LIABILITY

AXTM's maximum liability relating to Services rendered hereunder (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to 50% of the MSRP or the Base Service Fee whichever is greater . In no event shall AXTM be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, placeopportunity costs, etc.) even if it has been advised of their possible existence. The allocations of liability in this Section 12 represent the agreed and bargained-for understanding of the parties and AXTM's compensation for the Services reflects such allocations.

13.     SEVERABILITY

     If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be
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
deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

14.     NOTICE

     Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the party for whom intended, or five days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at the address set forth on the initial page of this Agreement. Either party may designate a different address by notice to the other given in accordance herewith.

15.     FORCE  MAJEURE

     Neither party shall be liable for any delays or failures in performance due to circumstances beyond its control.

16.     COMPLETE AGREEMENT; AMENDMENT

     This Agreement sets forth the entire understanding between the parties hereto and supercedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the parties.

     In witness whereof, the parties have duly executed this Agreement as of the day and year first above written.

AXT MEDIA GROUP LLC


     /s/ Mano Miyata
     ---------------
By: Mano Miyata, President


DYNASIG CORPORATION


     /s/ Richard C. Kim
     ------------------
By:  Richard Kim, President

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